EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-88531 and 333-266821) and Form S-8 (Nos. 333-05255, 333-31209, 333-78043, 333-126910 and 333-208582) of Artesian Resources Corporation of our report dated March 18, 2024, relating to the consolidated financial statements, which appear in this Annual Report to Stockholders, which is incorporated by reference on this Form 10-K.

/s/BDO USA, P.C.

BDO USA, P.C.
Wilmington, Delaware
March 18, 2024